EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Guggenheim Strategic Opportunities Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	Rule 457(o)			$836,680,000(1)	0.0001476	$123,493.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest, $0.01 par value per share	Rule 415(a)(6)			$13,320,000(2)			N-2	333-259592	09/20/2021	$1,453.21
	Total Offering Amounts					$850,000,000		$123,493.97
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$123,493.97

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward $13,320,000 aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under a Registration Statement on Form N-2 effective on September 20, 2021 (File No. 333-259592) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.